                 EXHIBIT 12--RATIO OF EARNINGS TO FIXED CHARGES

                     WHIRLPOOL CORPORATION AND SUBSIDIARIES

                                                  YEAR ENDED DECEMBER 31, 1995
                                                 -------------------------------
                                                 APPLIANCE FINANCIAL  WHIRLPOOL
                                                 BUSINESS  SERVICES  CORPORATION
                                                 --------- --------- -----------
                                                      (MILLIONS OF DOLLARS)
Pretax earnings................................   $214.0     $ 28       $242
Portion of rents representative of the interest
 factor........................................       21        1         22
Interest on indebtedness.......................      128       79        207
Amortization of debt expense and premium.......        1      --           1
WFC preferred stock dividend...................      --         4          4
                                                  ------     ----       ----
Adjusted income................................   $  364     $112       $476
                                                  ======     ====       ====
FIXED CHARGES
-------------
Portion of rents representative of the interest
 factor........................................   $   21     $  1       $ 22
Interest on indebtedness.......................      128       79        207
Amortization of debt expense and premium.......        1      --           1
WFC preferred stock dividend...................      --         4          4
                                                  ------     ----       ----
                                                  $  150     $ 84       $234
                                                  ======     ====       ====
Ratio of earnings to fixed charges.............      2.4      1.3        2.0
                                                  ======     ====       ====

                 EXHIBIT 12--RATIO OF EARNINGS TO FIXED CHARGES

                     WHIRLPOOL CORPORATION AND SUBSIDIARIES

                                                  YEAR ENDED DECEMBER 31, 1996
                                                 -------------------------------
                                                 APPLIANCE FINANCIAL  WHIRLPOOL
                                                 BUSINESS  SERVICES  CORPORATION
                                                 --------- --------- -----------
                                                      (MILLIONS OF DOLLARS)
Pretax earnings................................    $100      $ 30       $130
Portion of rents representative of the interest
 factor........................................      17         1         18
Interest on indebtedness.......................     154        81        235
Amortization of debt expense and premium.......       1       --           1
WFC preferred stock dividend...................     --          4          4
                                                   ----      ----       ----
Adjusted income................................    $272      $116       $388
                                                   ====      ====       ====
FIXED CHARGES
-------------
Portion of rents representative of the interest
 factor........................................    $ 17      $  1       $ 18
Interest on indebtedness.......................     154        81        235
Amortization of debt expense and premium.......       1       --           1
WFC preferred stock dividend...................     --          4          4
                                                   ----      ----       ----
                                                   $172      $ 86       $258
                                                   ====      ====       ====
Ratio of earnings to fixed charges.............     1.6       1.3        1.5
                                                   ====      ====       ====

                                      F-12